Exhibit T3A.2.6

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
EFFECTIVE DATE	FILED	Date Received
If different than date of filing:	MAY 27 1982	MAY 27 1982
Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau
Corporation Number	293-646

ARTICLES OF INCORPORATION

Domestic Profit Corporation

(SEE INSTRUCTIONS ON REVERSE SIDE)

These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284. Public Acts of 1972, as amended, as follows:

ARTICLE I ( See Part 2 of Instructions on Page 4.)

The name of the corporation is Spenmick Corporation

(See Part 3 of instructions on Page 4.)

ARTICLE II (If space below is insufficient, continue on Page 3.)

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

Among the purposes for which the corporation is organized is to purchase, sell, lease, maintain and operate retail and wholesale drug stores; to manufacture and compound drugs, chemicals and medicines; to deal in all kinds of drugs, chemicals and patent, proprietary and other medicines, and to carry on a general merchandise and drug business, to engage in, carry on and transact an all inclusive drug, prescription, soda fountain, sundries, restaurant or luncheon business, as well as handle the sale and distribution of beer, wine, liquor and any other beverages, bottled or in bulk, as the case may be or as permitted by law; to carry on a general mercantile or retail business; to purchase, acquire, sell, en-cumber, lease, let, own and manage real estate and personal property; and to conduct, operate, transact and engage in any and all other kinds of business incidental, ancillary, pertaining, necessary or proper or in any way connected with said business.

(continued on page 3)

ARTICLE III

The total authorized capital stock is:

1.	Common Shares	50,000	Par Value Per Share $	1.00
	Preferred Shares	N/A	Par Value Per Share $

and/or shares without par value as follows (See Part 4 of instructions on Page 4.)

2.	Common Shares	N/A	Stated Value Per Share $
	Preferred Shares	N/A	Stated Value Per Share $

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: (If space below is insufficient, continue on Page 3.)

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ARTICLE IV

1. The address of the initial registered office is: (See Part 5 of instructions on Page 4.)

2290 First National Building,                                                                                                 Detroit                            Michigan                            48226

NO. AND STREET                                                                                                            CITY                                                                                  ZIP

2. Mailing address of the initial registered office. (Need not be completed unless different than above.) (See Part 5 of instructions on Page 4.)

                                                                                                                                                                                                                   Michigan

P.O. BOX                                                                                                                                                                                 CITY                                                  ZIP

3. The name of the initial resident agent at the registered office is:

Jeanette M.Sermo

ARTICLE V (See Part 6 of Instructions on Page 4.)

The name(s) and address(es) of the incorporator(s) is (are) as follows:
Name	Resident or Business Address
Jeanette M. Sermo	2290 First National Building, Detroit, Michigan 48226

ARTICLE VI

Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote theron were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

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GOLD SEAL APPEARS ONLY ON ORIGINAL

(Use space below for continuation of previous Articles and/or for additional Articles)

Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here.

I, the incorporator sign my name this 26th day of May 1982.

/s/ Jeanette M. Sermo
Jeanette M. Sermo

(INSTRUCTIONS ON PAGE 4)

[SEAL]

GOLD SEAL APPEARS ONLY ON ORIGINAL

(Please do not write in spaces below — for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
	FILED	Date Received
	JUN 14 1982	JUN 14 1982
Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau
EXPIRATION DATE: December 31, 1987

CERTIFICATE OF ASSUMED NAME

For Use by Domestic Corporations
(See Instructions on Reverse Side)

INSERT CORPORATION NUMBER	2	9	3	-	6	4	6

Pursuant to the provisions of Section 217, Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

1.	The true name of the corporation is	Spenmick Corporation

2.	The location of the registered office in Michigan is
2290 First National Building, Detroit, Michigan 48226
(No. and Street) (Town or City) (Zip Code)

3.	The assumed name under which the business is to be transacted is
Apex Drugs

Signed this 11th day of June, 1982.

By	/s/ Spencer M. Partrich
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Spencer M. Partrich, Chairman of the Board
(Type or Print Name and Title)

[SEAL]

GOLD SEAL APPEARS ONLY ON ORIGINAL

(Please do not write in spaces below — for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
FILED	Date Received
JUN 18 1982	JUN 17 1982
Administrator
MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau

(See Instructions on Reverse Side)
(For Use by Domestic Corporations)

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION

INSERT CORPORATION NUMBER	2	9	3	-	6	4	6

The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation persuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

1. The name of the corporation is	Spenmick Corporation

2. The location of the registered office is
2290 First National Building, Detroit, Michigan 48226
(No. and Street)	(Town or City)	(Zip Code)

3. The following amendment to the Articles of Incorporation was adopted on the 16th day of June, 1982: (Check one of the following)

☒    by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

☐    by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2). Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in Articles of Incorporation.)

☐   by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act 284, Public Acts of 1972, as amended.

Resolved, that Article I of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)

ARTICLE  I

The name of the corporation is Apex Drug Stores, Inc.

Signed this 16th day of June, 1982.

BY	/s/ Spencer M. Partrich
(Signatuer of President, Vice-President, Chairperson or Vice-Chairperson) Spencer M. Partrich, Chairman of the Board

[SEAL]

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(Please do not write in spaces below — for Department use)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
	FILED	Date Received
	MAR 29 1985	MAR 29 1985
Administrator
MICHIGAN DEPT. OF COMMERCE Corporation & Securities Bureau
EXPIRATION DATE: December 31, 1990

CERTIFICATE OF ASSUMED NAME

(For Use by Domestic and Foreign Corporations)

(See lnstructions on Reverse Side)

Pursuant to the provisions of Section 217, Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

1.	The true name of the corporation is	Apex Drug Stores, Inc.

2.	The location of the registered office in Michigan is
5400 Perry Drive, P.O. Box 1957, Pontiac, Michigan 48056
	(No. and Street)	(Town or City)	(Zip Code)

3.	The assumed name under which the business is to be transacted is
Perry Drug Stores - Metro

Signed this 29th day March, 1985.

By	/s/ Donald Fox
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Donald Fox, President
(Type or Print Name and Title)

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Filed by Corporations Division Administrator Filing Number: 201709253500      Date: 12/12/2017

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

FILING ENDORSEMENT

This is to Certify that the CERTIFICATE OF ASSUMED NAME

for

APEX DRUG STORES, INC.

ID Number:	800301257

to transact business under the assumed name of

RITE AID

received by electronic transmission on December 12, 2017, is hereby endorsed.

Filed on December 12, 2017, by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Expiration Date: December 31, 2022

[SEAL]	In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 12th day of December, 2017.

/s/ Julia Dale
Julia Dale, Director
Corporations, Securities & Commercial Licensing Bureau

GOLD SEAL APPEARS ONLY ON ORIGINAL